As filed with the Securities and Exchange Commission on May 26, 2020
Registration Nos. 333-225852

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-10
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
________________________________

CORREVIO PHARMA CORP.
(Exact name of Registrant as specified in its charter)

Canada	2834	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1441 Creekside Drive, 6th floor
Vancouver, British Columbia, Canada
V6J 4S7, Canada
(604) 677-6905
(Address and Telephone Number of Registrant’s Principal Executive Offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent For Service in the United States)

with copies to:

Ryan J. Dzierniejko, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3712	Joseph A. Garcia, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3300

Approximate date of commencement of proposed sale to public: Not applicable.
Canada
Province of British Columbia
(Principal Jurisdiction Regulating this Offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☒	Upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☐	At some future date (check the appropriate box below).

1. ☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing).

2. ☐
Pursuant to Rule 467(b) on                      (date) at                      (time) (designate a time not sooner than seven calendar days after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on                      (date).

3. ☐
Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐	After the filing of the next amendment to this form (if preliminary material is being filed).
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☐

EXPLANATORY NOTE
DEREGISTRATION OF UNSOLD SECURITIES
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) is being filed by Correvio Pharma Corp. (the “Registrant”) to withdraw from registration all of the unsold securities registered under the Registration Statement on Form F-10 (Registration No. 333-225852), filed by the Registrant with the U.S. Securities and Exchange Commission on June 22, 2018, as amended by Amendment No. 1 on July 5, 2018 (the “Registration Statement”), registering the sale by the Registrant from time to time of such indeterminate number of common shares, preferred shares, debt securities, warrants, units and subscription receipts of the Registrant as shall have an aggregate offering price not to exceed US$250,000,000.
As previously publicly announced by the Registrant, effective May 27, 2020, the Registrant and ADVANZ PHARMA Corp. Limited (“ADVANZ”) are expected to complete a court-approved statutory plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act pursuant to which ADVANZ, through its wholly-owned subsidiary, is expected to acquire all of the issued and outstanding shares of the Registrant.
In connection with the anticipated completion of the transactions contemplated by the Arrangement, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statement. The Registrant hereby amends the Registration Statement to  remove from registration any and all securities of the Registrant registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Country of Canada, on May 26, 2020.

CORREVIO PHARMA CORP.

By:	/s/ Justin Renz

Name:	Justin Renz
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark H. Corrigan Mark H. Corrigan	Chief Executive Officer (principal executive officer)	May 26, 2020

/s/ Justin Renz Justin Renz	President and Chief Financial Officer (principal financial and accounting officer)	May 26, 2020

* William L. Hunter	Director	May 26, 2020

* W. James O’Shea	Director	May 26, 2020

* Richard M. Glickman	Director	May 26, 2020

* Arthur H. Wilms	Director	May 26, 2020

* Robert J. Meyer	Director	May 26, 2020

/s/ Vanda De Cian Vanda De Cian	Director	May 26, 2020

By:	/s/ Justin Renz

Name:	Justin Renz

Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No.1 to the above-referenced Registration Statement, solely in the capacity of the duly authorized representative of Correvio Pharma Corp. in the United States, on May 26, 2020.

CORREVIO LLC

By:	/s/ Justin Renz

Name:	Justin Renz
Title:	Authorized Signatory